WASHINGTON MUTUAL, INC.
                           (a Washington corporation)

                        12,329,649 Shares of Common Stock
                            (No Par Value Per Share)

                             U.S. PURCHASE AGREEMENT

                                                          January 22, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Friedman, Billings, Ramsey & Co., Inc.
  as U.S. Representatives of the several U.S. Underwriters
c/o Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

                  Washington Mutual, Inc., a Washington corporation (the "Company"), and the persons listed in Schedule B hereto (the "Selling Stockholde s"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Friedman, Billings, Ramsey & Co., Inc. ("Friedman Billings") are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to the sale by the Selling Stockholders, acting severally and not jointly, and the purchase by the U.S. Underwriters, acting severally and not jointly, of 12,329,649 shares (the "U.S. Securities") of Common Stock, no par value per share (the "Common Stock"), of the Company.

                 It is understood that the Company and the Selling Stockholders are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Selling Stockholders of an aggregate of 2,260,000 shares of Common Stock (the "International Securities") through arrangements with certain underwriters outside the United States and Canada


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(the  "International  Managers"),  for which  Merrill  Lynch  International  and
Friedman Billings are acting as lead managers (the "Lead Managers"). It is understood that the Selling Stockholders are not obligated to sell, and the U.S. Underwriters are not obligated to purchase, any U.S. Securities unless all of
the   International   Securities   are   contemporaneously   purchased   by  the
International Managers.

         The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters," and the U.S. Securities and the International Securities are hereinafter collectively called the "Securities."

         The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

                  The Company and the Selling Stockholders understand that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-17291) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or
(ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover page, page 2A included in the Form of International Prospectus only and the information under the caption "Underwriting." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became

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



effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary U.S. Prospectus dated January 2, 1997 and preliminary International Prospectus dated January 2, 1997, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("ED- GAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses, as the case

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may be; and all references in this Agreement to amendments or supplements to the
Registration Statement, any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.

Section 1.  Representations and Warranties.

(a) Representations  and  Warranties  by the  Company.

     The Company represents and warrants to each U.S. Underwriter and Selling Stockholder as of the date hereof and as of the Closing Time referred to in
Section 2(b) hereof, as follows:

     (i)  Compliance with  Registration  Requirements.

     The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time any such Prospectus or any such amendment or supplement was filed and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warran- ties in this subsection shall not apply to statements in or omissions from the Registration Statement, any post-effective amendment to the Registration Statement, the U.S. Prospectus or any amendment or supplement to the U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through the U.S. Representatives or by any Selling Stockholder expressly for use in the Registration Statement, the U.S. Prospectus or any such amendment or supplement.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  The Company has not distributed, and prior to the Closing Time will not distribute, any offering material in connection with the offering and sale of the Securities other than materials permitted by the Act.

     (ii) Incorporated Documents.

     The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectuses, at the time the Registration Statement became effective, at the time the Prospectuses were issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

     (iii) Independent  Accountants.

     The accountants who examined and certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.


                                                  5

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     (iv) Financial  Statements.

     The consolidated statements of financial condition (supplemental and otherwise), consolidated statements of income (supplemental and otherwise), consolidated statements of changes in stockholders' equity (supplemental and
otherwise)  and  consolidated   statements  of  cash  flows   (supplemental  and
otherwise) included or incorporated in the Registration Statement and the Prospectuses, together with the related schedules and notes (the "Financial Statements"), present fairly in all material respects the consolidated (or supplemental consolidated, as applicable) financial position, results of operations, changes in stockholders' equity and cash flows of the Company and its consolidated subsidiaries at the dates indicated and, for the periods specified, as the case may be, subject in the case of unaudited balance sheets and statements to normal year-end audit adjustments; said Financial Statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as may be noted therein, subject in the case of unaudited balance sheets and statements to normal year-end audit adjustments and the limited scope of the notes thereto, and comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (v) No Material  Adverse Change in Business.

     Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein,
(A) there has been no material adverse change, or development involving a prospective material adverse change, in the financial condition, properties, assets, results of operation, stockholders' equity or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     (vi) Good Standing of the Company.

     The Company has been duly organized and is validly existing as a corporation under the laws of the State of Washington and has corporate power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Prospectuses and to enter into and perform its obligations under, and execute and deliver, this Agreement and the International Purchase Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the

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ownership  or leasing of property or the conduct of  business,  except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (vii) Good Standing of  Subsidiaries.

     Washington Mutual Bank fsb ("WMBfsb") has been duly organized and is validly existing as a federally chartered stock savings bank and is a stockholder and customer in good standing of the Federal Home Loan Bank of Seattle ("FHLBS"); WMBfsb's deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC"); and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company or WMBfsb, threatened. Washington Mutual Bank ("WMB") has been duly organized and is validly existing and in good standing under the laws of the State of Washington and is a stockholder and customer in good standing of the FHLBS; WMB's deposit accounts are insured up to applicable limits by the FDIC; and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company or WMB, threatened. American Savings Bank, F.A. ("ASB") has been duly organized and is validly existing as a federally chartered stock savings association and is a stockholder and customer in good standing of the Federal Home Loan Bank of San Francisco; ASB's deposit accounts are insured up to applicable limits by the FDIC; and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company or ASB, threatened. WMBfsb, WMB and ASB (collectively, the "Subsidiaries") are the only "significant subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (and all of the subsidiaries of the Company other than the Subsidiaries, if considered in the aggregate as one subsidiary, would not constitute a significant subsidiary) and each of the Company's subsidiaries has the corporate power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Prospectuses and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each of WMBfsb, WMB and ASB has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any of WMBfsb, WMB or ASB was issued in violation of preemptive or similar rights of any securityholder of such subsidiary.


                                                  7

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     (viii) Capitalization.

     The Company has an authorized capitalization as set forth in the Prospectuses. All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable; the authorized capital stock of the Company conforms in all material respects to all statements relating thereto in the Prospectuses. The Securities have been duly authorized, validly issued and are fully paid and nonassessable; none of the outstanding shares of Common Stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

     (ix) Authorization of Agreement.

     This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

     (x) Authorization  and Description of Securities.

     The Common Stock conforms to the description thereof under the heading "Description of Capital Stock" contained in the Prospectuses and such description, insofar as it purports to be a summary of the instruments defining the rights of holders of the Common Stock, is accurate, complete and fair; no holder of the Securities is subject to personal liability by reason of being such a holder.

     (xi) Absence  of  Defaults  and  Conflicts.

     Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated herein, therein and in the Registration Statement (including the sale of the Securities) and compliance by the Company with its obligations hereunder and under the International Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, default under or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the

                                                  8

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Company or any  Subsidiary or any applicable  law,  statute,  rule,  regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

     (xii) Absence of Labor Dispute.

     No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

     (xiii) Absence  of  Proceedings.

     There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which, individually or in the aggregate for all such actions, suits, proceedings, inquiries or investigations, is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect (other than as disclosed in the Registration Statement), or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any Subsidiary (other than as disclosed in the Registration Statement) or the consummation of the transactions contemplated in this Agreement and the International Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to their business, could not reasonably be expected to result in a Material Adverse Effect.

     (xiv) Exhibits.

     There are no contracts or documents which are required to be described in the Registration Statement, the Prospectuses or the documents incorporated by reference therein, or to be filed as exhibits thereto, which have not been so described or filed as required.

     (xv) Absence of Further  Requirements.

     No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

     (xvi) Possession  of Licenses and Permits.

     The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     (xvii) Title to Property.

     The Company and its Subsidiaries have good and marketable title to all real property reflected in the most recent balance sheet included in the Prospectuses as owned by the Company and its Subsidiaries and good title to all other properties reflected in the most recent balance sheet included in the Prospectuses as owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or, with respect to any such real property, render title unmarketable as to a material part thereof; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary

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



under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

     (xviii) Possession of Intellectual  Property.

     The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, that singly or in the aggregate, would result in a Material Adverse Effect.

     (xix) Environmental Laws.

     Except as described in the Registration Statement or except as would not, singly or in the aggregate, result in a Material Adverse Effect: (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or redemption, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

     (xx) Not an  Investment  Company.

     The Company is not an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (xxi) Listing.

     The Company has effected the inclusion of the Securities in the Nasdaq National Market and has filed with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

     (xxii) Tax Matters.

     The Company and each of its subsidiaries have filed all tax returns required to be filed, which returns are complete and correct, and neither the Company nor any subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than those taxes that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporate franchise tax liability for any years not finally determined are adequate to meet the assessments or re-assessments for additional income or corporate franchise tax for any years not finally determined, except to the extent any inadequacy would not have a Material Adverse Effect.

(b) Representations and Warranties by the Selling Stockholders other than the FDIC Selling Stockholder.

     Each Selling Stockholder, other than the FDIC in its capacity as manager of the FSLIC Resolution Fund (the "FDIC Selling Stockholder"), severally represents and warrants to each U.S. Underwriter and the Company as of the date hereof and as of the Closing Time as follows:

     (i) Good and Marketable Title.

     Such Selling Stockholder has good and valid title to the Securities being sold pursuant to this Agreement, free and clear of all liens, encumbrances, security interests and claims whatsoever; and upon sale and delivery of, and payment for, such Securities, as provided herein, at the Closing Time, such Selling Stockholder will convey to the U.S. Underwriters good and valid title to such Securities, free and clear of all liens, encumbrances, security interests and claims whatsoever.

     (ii) Authorization of Agreements.

     Each of this Agreement, the International Purchase Agreement and the Power of Attorney and Custody Agreement has been duly authorized by such Selling Stockholder.

     (iii) Absence of Violations.

     None of the execution and delivery of this Agreement, the International Purchase Agreement and the Power of Attorney and Custody Agreement by or on behalf of such Selling Stockholder, the sale of the Securities by such Selling Stockholder, the consummation of any of the other transactions contemplated herein or in the International Purchase Agreement, and the fulfillment of the terms hereof or thereof, has violated or will violate any provision of law to which such Selling Stockholder is subject.

     (iv) Accuracy of Information Regarding Selling Stockholders.

     Such Selling Stockholder has reviewed the Registration Statement and the Prospectuses, and such parts of the Registration Statement and the Prospectuses comprising information under the caption "The Selling Stockholders" which specifically relate to such Selling Stockholder will not, at the date the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and at the date of the Prospectuses and at the Closing Time will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (v) Absence of Proceedings.

     No actions, suits or proceedings before or by any court or governmental agency, body or authority, or arbitrator are pending or, to the best of such Selling Stockholder's knowledge, threatened or contemplated, seeking to prevent the sale of the Securities or the consummation of this Agreement or the International Purchase Agreement.

     (vi) Absence of  Manipulation.

     Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (vii) Due  Execution  of  Power  of  Attorney  and  Custody  Agreement.

     Such Selling Stockholder has duly executed and delivered, in the form heretofore furnished to the U.S. Representatives, the Power of Attorney and Custody Agreement with John K. Hughes of Dewey Ballantine as attorney-in-fact (the "Attorney-in-Fact"); the Attorney-in-Fact is authorized to deliver or cause to be delivered the Securities to be sold by such Selling Stockholder hereunder and under the International Purchase Agreement and to accept or direct payment therefor, to execute and deliver this Agreement and the International Purchase Agreement and the certificate referred to in Section 5(f) on behalf of such Selling Stockholder), to sell, assign and transfer to the U.S. Underwriters the U.S. Securities to be sold by such Selling Stockholder hereunder, to determine the purchase price to be paid by the U.S. Underwriters to such Selling Stockholder (upon written instructions from such Selling Stockholder) as provided in Section 2(a) hereof, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement and the International Purchase Agreement. The representations and warranties of such Selling Stockholder in the Power of Attorney and Custody Agreement are, and at the Closing Time will be, true and correct. The parties hereto agree that the Attorney-in-Fact shall have no liability as a result of any inaccuracy or breach of a representation or warranty by any Selling Stockholder.

     (viii) Certificates Suitable for Transfer.

     Certificates for all of the Securities to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Attorney- in-Fact.

     (ix) No Association with NASD.

     Except as disclosed by such Selling Stockholder or on its behalf in writing to the U.S. Representatives, neither such Selling Stockholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, (q) of the Bylaws of the NASD), any member firm of the NASD.

(c)  Representations and Warranties by the FDIC Selling Stockholder.

     The FDIC Selling Stockholder represents and warrants (on behalf of itself and not as to any other Selling Stockholder or person) to each U.S. Underwriter and the Company as of the date hereof and as of the Closing Time as follows:

     (i) Good and Marketable Title.

     The FDIC Selling Stockholder has good and valid title to the Securities being sold pursuant to this Agreement, free and clear of all liens, encumbrances, security interests and claims whatsoever; and upon sale and delivery of, and payment for, such Securities, as provided herein, at the Closing Time, the FDIC Selling Stockholder will convey to the U.S. Underwriters good and valid title to such Securities, free and clear of all liens, encumbrances, security interests and claims whatsoever.

     (ii) Authorization  of  Agreements.

     Each of this Agreement and the  International  Purchase  Agreement has been
duly  authorized,   executed  and  delivered  on  behalf  of  the  FDIC  Selling
Stockholder.

     (iii) Absence of Violations.

     None of the execution and delivery of this Agreement and the International Purchase Agreement by the FDIC Selling Stockholder, the sale of the Securities by the FDIC Selling Stockholder, the consummation of any of the other transactions contemplated herein or in the International Purchase Agreement, and the fulfillment of the terms hereof or thereof, has violated or will violate any provision of Federal law as administered by the FDIC or to which the FDIC Selling Stockholder is subject.

     (iv) Accuracy of Information Regarding the FDIC Selling Stockholder.

     The FDIC Selling Stockholder has reviewed the Registration Statement and the Prospectuses, and such parts of the Registration Statement and the Prospectuses comprising information under the caption "The Selling Stockholders" which specifically relate to the FDIC Selling Stockholder, will not, at the date the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and at the date of the Prospectuses and at the Closing Time will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (v) Authority to Execute  Agreements.

     The FDIC Selling Stockholder has statutory authority to execute this Agreement and the International Purchase Agreement pursuant to 12 U.S.C. ss. 1821a, to sell, assign, transfer and deliver the Securities being sold by the FDIC Selling Stockholder hereunder and thereunder in the manner provided herein and therein, to perform its obligations hereunder and thereunder and to take all other actions taken by it in connection herewith and therewith.

     (vi) Absence of Proceedings.

     No actions, suits or proceedings before or by any court or governmental agency, body or authority, or arbitrator are pending or, to the best of the FDIC Selling Stockholder's knowledge, threatened or contemplated, seeking to prevent the sale of the Securities or the consummation of this Agreement or the International Purchase Agreement.

     (vii) Absence of Manipulation.

     The FDIC Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (viii) No Association with NASD.

     Except as disclosed by the FDIC Selling Stockholder in writing to the U.S. Representatives, neither the FDIC Selling Stockholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, (q) of the Bylaws of the NASD), any member firm of the NASD.

(d)  Officer's Certificates.

     Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter and to each Selling Stockholder as to the matters covered thereby, without personal liability for the officer signing such certificate; and any certificate signed by or on behalf of any Selling Stockholder as such and delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Company and to the U.S. Underwriters as to the matters covered thereby without personal liability therefor except where such certificate is executed by or on behalf of such Selling Stockholder in such Selling Stockholder's individual capacity, provided, however, that the Attorney-in-Fact shall have no liability as to the matters covered by any such certificate.

Section 2.  Sale and Delivery to the U.S. Underwriters; Closing.

(a)  Securities.

     On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Stockholder, severally and not jointly, agrees to sell to each U.S. Underwriter, and each U.S. Underwriter, severally and not jointly, agrees to purchase from each Selling Stockholder, at the price per share set forth in Schedule C, that proportion of the number of U.S. Securities set forth in Schedule B opposite the name of such Selling Stockholder, which the number of U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of U.S. Securities subject, in each case, to such adjustments among the U.S. Underwriters as the U.S. Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b) Payment.

     Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California 90071, or at such other place as shall be agreed upon by the Global Coordinator, the Company and the Selling Stockholders, at 10:00 a.m. Eastern time on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator, the Company and the Selling Stockholders (such time and date of payment and delivery being herein called the "Closing Time").

     At the Closing Time, payment shall be made by the Underwriters to the Selling Stockholders by wire transfer of immediately available funds to bank accounts designated by the Attorney-in-Fact pursuant to each Selling Stockholder's Power of Attorney and Custody Agreement (or, in the case of the FDIC Selling Stockholder, a bank account designated by the FDIC Selling Stockholder) against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the U.S. Securities that it has agreed to purchase. Merrill Lynch, individually and not as representatives of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the U.S. Securities to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

(c) Denominations;  Registration.

     Certificates for the U.S. Securities shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time. The certificates for the U.S. Securities will be made available for examination and packaging by the U.S. Representatives in The City of New York not later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time.

Section 3.  Covenants of the Company.

     The  Company  covenants  with  each  U.S.   Underwriter  and  each  Selling
Stockholder as follows:

(a) Compliance with Securities  Regulations  and Commission  Requests.

     The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator and each Selling

Stockholder promptly, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of  Amendments.

     The Company will give the Global Coordinator and the Selling Stockholders notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Global Coordinator and the Selling Stockholders with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Selling Stockholders, the Global Coordinator or counsel for the U.S. Underwriters shall object.

(c) Delivery of Registration  Statements.

     The Company has furnished or will deliver to the U.S. Representatives and counsel for the U.S. Underwriters, and to the Selling Stockholders and counsel for the Selling Stockholders, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters and the Selling Stockholders will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses.

     The Company has delivered to each U.S. Underwriter and each Selling Stockholder, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter or such Selling Stockholder reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters and the Selling Stockholder will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws.

     The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations to the extent necessary to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the U.S. Underwriters or the Company, based upon advice of counsel, to amend the Registration Statement or amend or supplement any Prospectuses in order that the Prospectuses will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if it shall be necessary, in the opinion of such party, based upon the advice of counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters and each Selling Stockholder such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

(f) Blue Sky  Qualifications.

     The  Company  will  use its  best  efforts,  in  cooperation  with the U.S.
Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

(g) Rule 158.

     The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable, but not later than 15 months after the effective date of the Registration Statement, an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Restriction on Sale of  Securities.

     During a period of 60 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the International Purchase Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (E) pursuant to acquisitions.

(i) Reporting Requirements.

     The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations and the Company will cause its subsidiaries to file all documents required to be filed with any supervisory, regulatory, administrative or governmental agency, body or authority, whether pursuant to the 1934 Act and the 1934 Act Regulations or otherwise (except reports to any bank or thrift regulatory agencies prepared on a confidential basis), except when the failure to file such documents could not reasonably be expected to result, directly or indirectly, in a Material Adverse Effect.

Section 4.  Payment of Expenses.

(a)  Expenses.

     The Company and the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay the following expenses incident to this Agreement: (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters and the Selling Stockholders of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters and the transfer of the Securities from the Selling Stockholders to the U.S. Underwriters and between the U.S. Underwriters and the International Managers,
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters and the Selling Stockholders of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters and the Selling Stockholders of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market, (xi) the fees and disbursements of Dewey

Ballantine, special counsel for the Selling Stockholders and (xii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities.

(b) Expenses of the Selling Stockholders.

     The Underwriters shall not be responsible for, or liable for, any costs and expenses of any of the Selling Stockholders incident to its obligations hereunder that are not otherwise specifically provided for in this Section. The U.S. Representatives agree to pay any state stock transfer tax and each of the Selling Stockholders, severally and not jointly, agrees to reimburse the U.S. Representatives for its pro rata share of associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that, except as provided in this Section and Sections 6, 7 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stamp duties, capital duties and stock transfer taxes, if any, payable on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

(c) Termination  of  Agreement.

     If this Agreement is terminated by the U.S. Representa- tives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the U.S. Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

(d) Effect on  Registration  Rights  Agreement.

     This Section 4 shall not alter the agreements between the Company and the Selling Stockholders for payment of expenses contained in that certain Registration Rights Agreement (the "Registration Rights Agreement"), dated as of July 21, 1996, by and among the FDIC Selling Stockholder, the Company and Keystone Holdings Partners L.P.

Section 5.  Conditions of U.S.  Underwriters'  Obligations.

     The obligations of the several U.S. Underwriters hereunder are subject to the accuracy, as of the Closing Time, of the representations and warranties of the Company and the Selling Stockholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Stockholders delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder to be performed at or prior to the Closing Time, and to the following further conditions:

(a) Effectiveness of Registration Statement.

     The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

(b) Opinion of Counsel for Company.

     At Closing Time, the U.S. Representatives and the Selling Stockholders shall have received the favorable opinion, dated as of Closing Time, of Foster, Pepper & Shefelman, special counsel for the Company, in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such opinion for each of the other U.S. Underwriters, to the effect set forth in Exhibit A hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c) Opinions of Counsel  for the Selling  Stockholders.

     At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of (i) Dewey Ballantine, counsel for the Selling Stockholders, and (ii) the General Counsel or Deputy General Counsel of the FDIC, in each case in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letters for each of the other U.S. Underwriters, to the effect set forth in Exhibits B-1 and B-2 hereto, respectively. Such counsel may also state that, insofar as such opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of the applicable Selling Stockholders.

(d) Opinion  of  Counsel  for the  U.S.  Underwriters.

     At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters with respect to such matters as they may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the

United States upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e) Officers'  Certificate.

     At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change, or development involving a prospective material adverse change, in the financial condition, results of operations or stockholders' equity of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives and the Selling Stockholders shall have received a certificate signed by the President or an Executive Vice President of the Company and by the chief financial or deputy chief financial officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change,
(ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

(f) Certificate of Selling  Stockholders.

     Each of the Attorney-in-Fact and the FDIC shall have furnished to the U.S. Representatives and the Company a certificate, dated the date of the Closing Time, to the effect that the representations and warranties of (i) with respect to the certificate furnished by the Attorney-in-Fact, the Selling Stockholders other than the FDIC Selling Stockholder and (ii) with respect to the certificate furnished by the FDIC, the FDIC Selling Stockholder and the FDIC, in this Agreement are true and correct in all material respects on and as of the Closing Time to the same effect as if made at the Closing Time and each applicable Selling Stockholder has complied with all the agreements and satisfied all the conditions on his or its part to be performed or satisfied prior to the Closing Time.

(g) Accountant's Comfort Letter.

     At the time of the execution of this Agreement, the U.S. Representatives shall have received from each of Deloitte & Touche LLP and KPMG Peat Marwick LLP letters dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letters for each of the other U.S. Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

(h) Bring-down Comfort Letter.

     At Closing Time, the U.S. Representatives shall have received from Deloitte & Touche LLP and KPMG Peat Marwick LLP letters, dated as of Closing Time, to the effect that it reaffirms the statements made in the letters furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(i) Approval of Listing.

     At the Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market.

(j) Additional  Documents.

     At the Closing Time, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

(k) Termination of Agreement.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the U.S. Representatives by notice to the Company and the Selling Stockholders at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4, and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

Section 6.  Indemnification.

(a) Indemnification  by the  Company.

     The Company agrees to indemnify and hold harmless (i) each Selling Stockholder, each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each of their respective officers, directors, and employees in accordance with the terms of the Registration Rights Agreement and (ii) each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each of their respective officers, directors and employees to the extent and in the manner as set forth below:

     (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

     (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that the indemnity agreement provided in this Section 6(a)(ii) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company (A) by any Selling Stockholder, or (B) by any U.S. Underwriter through the U.S. Representatives, expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto); and provided further that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any U.S. Underwriter (or to the benefit of any person controlling such U.S. Underwriter) from whom the person asserting any such loss, liability, claim or damage purchased U.S. Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the U.S. Prospectus (as amended or supplemented by the Company if the Company shall have furnished any amendments or supplements thereto) and a copy of the U.S. Prospectus (as so amended or supplemented), which at such time had been provided to the U.S. Underwriters for their use, shall not have been furnished to such person at or prior to the written confirmation of sale of such Securities to such person.

(b) Indemnification by the Selling Stockholders.

     Each Selling  Stockholder  severally  agrees to indemnify and hold harmless
(i) the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in accordance with the terms of the Registration Rights Agreement; (ii) each other Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act and each of the respective officers, directors and employees of each of the foregoing in accordance with the terms of the Registration Rights Agreement and
(iii) each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense to which any U.S. Underwriter, or such aforementioned persons may become subject under the 1933 Act, or otherwise, insofar as such loss, liability, claim, damage, and expense arise out of, or is based upon, any untrue statement or alleged untrue statement of any material fact made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto) or arises out of, or is based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such U.S. Underwriter or such aforementioned persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, liability, claim, damage or expense, in each instance to the extent, but only to the extent, that any such loss, liability, claim, damage, and expense arises out of, or is based upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in said Registration State-
ment (or any amendment thereto) including the Rule 430A Information and Rule 434 Information if applicable, or any preliminary prospectus or U.S. Prospectus (or any amendment or supplement thereto) in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use therein; provided, however, that (x) the liability of any Selling Stockholder under this Section 6(b)(iii) shall be limited to an amount equal to the proceeds of the sale of U.S. Securities by such Selling Stockholder (net of all costs and expenses (including underwriting commissions and disbursements) paid or incurred by such Selling Stockholder in connection with the registration and sale of the U.S. Securities) and (y) the foregoing indemnity provided under Section 6(b)(iii) with respect to any preliminary prospectus shall not inure to the benefit of any U.S. Underwriter (or to the benefit of any person controlling such U.S. Underwriter) from whom the person asserting any such loss, liability, claim or damage purchased U.S. Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the U.S. Prospectus (as amended or supplemented by the Company if the Company shall have furnished any amendments or supplements thereto) and a copy of the U.S. Prospectus (as so amended or supplemented), which at such time had been provided to the U.S. Underwriters for their use, shall not have been furnished to such person at or prior to the written confirmation of sale of such Securities to such person.
 .

(c) Indemnification by the U.S. Underwriters.

     Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto); provided, however, that the liability of each U.S. Underwriter under this

Section 6(c) shall be limited to an amount equal to the underwriting commissions applicable to the U.S. Securities purchased by such U.S. Underwriter hereunder.

(d) Actions against Parties; Notification.

     Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(ii) or 6(b)(iii) above, counsel to the indemnified parties shall be selected by the U.S. Representatives (and shall be reasonably satisfactory to the Company and/or the Selling Stockholders, as applicable), and in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company or the Selling Stockholders, as the case may be (and shall be reasonably satisfactory to the U.S. Representatives). An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Anything to the contrary notwithstanding, this Section 6(d) shall apply only with respect to indemnification to be provided pursuant to, and "indemnifying party" and "indemnified party" shall mean only such parties who are indemnifying parties and indemnified parties, respectively, under, Section 6(a)(ii), Section 6(b)(iii) and Section 6(c); the Registration Rights Agreement shall govern all matters discussed therein with respect to the parties thereto.

(e) Other  Agreements.

     The provisions of this Section 6 shall not affect any other agreement between the Company and the Selling Stockholders, or among the Selling Stockholders, with respect to indemnification; provided, however, that the term "Registration Statement" as used in the Registration Rights Agreement shall be deemed to include the Rule 430A Information and the Rule 434 Information.

Section 7.  Contribution.

     If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party (other than pursuant to the terms thereof) in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand from the offering of the U.S. Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Selling Stockholders (which for purposes of this
Agreement shall be treated as a benefit of both the Company and the Selling Stockholders) and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

     The relative fault of the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the

U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Stockholders and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and each director of a Selling Stockholder, and each person, if any, who controls a Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as a Selling Stockholder. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

     The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

Section 8.  Representations,   Warranties   and   Agreements
            to  Survive   Delivery.

     All representations, warranties and agreements contained in this Agreement, or in certificates of officers of the Company or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholders, and shall survive delivery of the U.S. Securities to the U.S. Underwriters.

Section 9.  Termination of Agreement.

(a) Termination;  General.

     The U.S. Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change, or development involving a prospective material adverse change, in the financial condition, results of operations or stockholders' equity of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by Federal, California, Washington, Oregon or New York authorities.

(b) Liabilities.

     If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

Section 10.  Default  by One or More of the U.S. Underwriters.

     If one or more of the U.S. Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then: (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, any of the U.S. Representatives, the Company or the Selling Stockholder shall have the right to postpone Closing Time, for a period not exceeding seven days, in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 10.

Section 11.  Default by the FDIC Selling  Stockholder.

     If the FDIC Selling Stockholder shall fail at Closing Time to sell and deliver the number of U.S. Securities which the FDIC Selling Stockholder is obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of U.S. Securities to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule B hereto, then the U.S. Underwriters may, at the option of the U.S. Representatives, by notice from the U.S. Representatives to the Company and the Selling Stockholders, terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6 and 7 shall remain in full force and effect.

     No action taken pursuant to this Section 11 shall relieve the defaulting party from liability, if any, in respect of such default.

Section 12.  Notices.

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the Representatives at Merrill Lynch & Co., 10900 Wilshire Boulevard, Suite 900, Los Angeles, California 90024, attention of Frank McMahon, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, attention of Gregg A. Noel; notices to the Company shall be directed to it at 1201 Third Avenue, Seattle, Washington 98101, attention of the Senior Vice President - Corporate Counsel; notices to the non-FDIC Selling Stockholders shall be directed to Dewey Ballantine, 1775 Pennsylvania Avenue, N.W. Washington D.C. 20006-4605, attention of John Hughes; and notices to the FDIC Selling Stockholder shall be directed to the Federal Deposit Insurance Corporation, 557 17th Street, N.W., Washington, D.C. 20429, attention of the General Counsel, with a copy to David Gearin, Senior Counsel.

Section 13.  Parties.

     This Agreement shall inure to the benefit of and be binding upon each of the U.S. Underwriters, the Company and the Selling Stockholders and their respective successors and personal assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company and the Selling
Stockholders and their respective successors and personal assigns and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase, and neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall be deemed to include such a purchaser.

Section 14.  GOVERNING  LAW AND TIME.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 15.  Effect of Headings;  Interpretation.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     The words "herein," "hereinafter," and "hereunder" and words of similar import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "person" shall mean an individual, partnership, corporation, limited liability company, joint stock company, trust, unincorporated association, joint venture, government authority or other entity of whatever nature. For purposes of this Agreement, a business day means any day on which the New York Stock Exchange is open for trading.

Section 16.  Counterparts.

     This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. If signed in counterparts, this Agreement shall become effective when at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto. The parties agree that they each shall accept counterpart signatures from the other parties hereto by facsimile transmission.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, the FDIC Selling Stockholder and the Attorney-in-Fact a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement among the U.S. Underwriters, the Company and the Selling Stockholders in accordance with its terms.

                                    Very truly yours,


                                    WASHINGTON MUTUAL, INC.


                                    By: /s/ Craig E. Tall
                                        Name: Craig E. Tall
                                        Title: Executive Vice President


                                    FEDERAL DEPOSIT INSURANCE CORPORATION,
                                        AS MANAGER OF THE FSLIC RESOLUTION
                                        FUND


                                    By: /s/ John F. Bovenzi
                                        Name: John F. Bovenzi
                                        Title: Director, Division of
                                               Resolutions and Receiverships


                                    JOHN K. HUGHES


                                    /s/ John K. Hughes

                                    As attorney-in-fact on behalf of the
                                    Non-FDIC Selling Stockholders named
                                    in Schedule B hereto

CONFIRMED AND ACCEPTED, as of the date first above written.

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: /s/ Alex Sun
    Authorized Signatory

For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

                                    EXHIBIT A

                    OPINION OF THE COMPANY'S SPECIAL COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

               The  opinions of special  counsel for the Company  referred to in
Section 5(b) collectively shall be substantially to the following effect:

(i)           The  Company  has  been  duly  incorporated  and  is an  existing corporation under the laws of the State of Washington. The Company has the requisite corporate power and authority to conduct its business in all material respects as described in the Prospectuses.

(ii) WMBfsb is validly existing as a federal savings bank under the Federal laws of the United States. WMBfsb has the requisite corporate power and authority to conduct its business in all material respects as described in the Prospectuses.

(iii) WMB has been duly incorporated and is an existing corporation in good standing under the laws of the State of Washington. WMB has the requisite corporate power and authority to conduct its business in all material respects as described in the Prospectuses.

(iv) ASB is validly existing as a federal savings bank under the Federal laws of the United States. ASB has the requisite corporate power and authority to conduct its business in all material respects as described in the Prospectuses.

(v)             All of the issued and outstanding  capital stock of WMBfsb, WMB and ASB is directly or indirectly owned by the Company, free and clear of any lien, encumbrance or security interest, other than as described in the Prospectuses.

(vi) The shares of Common Stock of the Company currently issued and outstanding have been duly authorized and validly issued and are fully paid and nonassessable. The Securities have been duly authorized and validly issued and are fully paid and nonassessable. All of such shares are eligible for trading in the over-the-counter market reported by the Nasdaq National Market.

(vii)         The  statements  set forth  under  the  heading  "Description  of
               Capital Stock" in the Prospectuses, insofar as such statements purport to summarize certain provisions of the Company's certificate of incorporation and by-laws defining the rights of holders of the Securities, provide a fair summary of such provisions in all material respects. The current form of certificate for the common stock, no par value per share, of the Company complies as to form with the requirements of the Washington Business Corporation Act.

(viii)        All regulatory  consents,  authorizations,  approvals and filings required to be obtained or made by the Company under the Federal laws of the United States and the laws of the State of Washington for the issuance, sale and delivery of the Securities by the Company to the Selling Stockholders have been obtained or made.

(ix) The issuance of the Securities by the Company to the Selling Stockholders did not (a) violate the Company's certificate of incorporation or by-laws, (b) result in a default under or breach of any Agreements and Instruments or (c) violate any Federal law of the United States or law of the State of Washington applicable to the Company.

(x)            Each  of  the  U.S.  Purchase  Agreement  and  the  International
               Purchase  Agreement  has  been  duly  authorized,   executed  and
               delivered by the Company.

(xi)          The Registration  Statement has been declared effective under the
               1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(xii) The Registration Statement, including the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectuses, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need to express no opinion) complied as to form in all material aspects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xiii) The documents incorporated by reference in the Prospectuses (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

(xiv) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.


(xv)           The  information  in  the  Prospectuses   under  "Description  of
               Washington Mutual Capital Stock," to the extent that it constitutes matters of law, summaries of legal matters or the Company's charter and bylaws, has been reviewed by us and is correct in all material respects.

               In addition, such counsel shall state that they have reviewed the Registration Statement and the Prospectuses, participated in discussions with the U.S. Representatives and the representatives of the Company and its accountants and that, on the basis of the information gained in such discussions, the Registration Statement, as of the date it became effective, and the Prospectuses, as of the date of the Prospectuses, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations. Further, such counsel shall confirm that nothing that came to their attention in the course of the aforementioned review has caused them to believe that the Registration Statement, as of the date it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses, as of the date of the Prospectuses and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               The  limitations  inherent  in the  independent  verification  of factual matters and the character of determinations involved in the registration process are such, however, that such counsel shall not be required to assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses except for those made under the captions "Description of Capital Stock" and "Underwriting" in the Prospectuses insofar as they relate to provisions of documents therein described. Also, such counsel need not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement or the Prospectuses.

                                   EXHIBIT B-1

          OPINION OF COUNSEL FOR THE NON-FDIC SELLING STOCKHOLDERS,
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)


     The opinion of special counsel for the non-FDIC Selling Stockholders referred to in Section 5(c) shall be substantially to the following effect:

     1. Each of the U.S. Purchase Agreement and the International Purchase Agreement has been duly authorized (if applicable), executed and delivered by each of the non-FDIC Selling Stockholders.

     2. The Attorney-in-Fact and Custody Agreement has been duly authorized (if applicable), executed and delivered by each of the non-FDIC Selling Stockholders and the Attorney-in-Fact, and is the legal, valid and binding agreement of each such person enforceable against such person in accordance with its terms.

     3. Upon delivery by the non-FDIC Selling Stockholders to the Underwriters of the Securities being sold by the non-FDIC Selling Stockholders pursuant to each of the U.S. Purchase Agreement and the International Purchase Agreement against payment therefor as provided in the U.S. Purchase Agreement and the International Purchase Agreement, respectively, the Underwriters will own the Securities free and clear of any adverse claim (within the meaning of Section 8-302 of the New York Uniform Commercial Code). In rendering the foregoing opinion we have assumed that each Underwriter takes delivery of the Securities in the State of New York in good faith and without notice of any adverse claim.

     4. Neither the execution and delivery of the U.S. Purchase Agreement or the International Purchase Agreement nor the sale of the Securities by any non-FDIC Selling Stockholder, nor the consummation of the transactions contemplated in the U.S. Purchase Agreement or the International Purchase Agreement nor the fulfillment of the terms of the U.S. Purchase Agreement or the International Purchase Agreement has violated or will violate any provisions of law to which any non-FDIC Selling Stockholder is subject.

     5. To the best of our knowledge, no actions, suits or proceedings before or by any court or governmental agency, body or authority, or arbitrator are pending or threatened or contemplated, seeking to prevent the sale of the Securities being sold by any non-FDIC Selling Stockholder pursuant to the U.S. Purchase Agreement or the International Purchase Agreement or the consummation of the U.S. Purchase Agreement or the International Purchase Agreement.

     6. To the best of our knowledge such parts of the Registration Statement and the Prospectuses comprising information under the caption "Selling Stockholders" which specifically relate to the Selling Stockholders (i) did not at the date the Registration Statement became effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
(ii) did not at the date of the Prospectuses and do not on the date hereof contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In rendering our opinion, we have with your permission relied as to factual matters upon certificates of the several Selling Stockholders and upon the representation of the several Selling Stockholders contained in the U.S. Purchase Agreement, the International Purchase Agreement and the power of Attorney and Custody Agreement.

     In rendering the opinion set forth in paragraph 1 above, we have with your permission assumed that each of the U.S. Purchase Agreement and the International Purchase Agreement has been duly authorized, executed and delivered by each of the respective parties thereto (other than the Selling Stockholders).

     In rendering the opinion set forth in paragraph 4 above, we have with your permission assumed that:

                  (x) The Registration Statement has become effective under the Act; any required filing of any Prospectus and any supplements thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement or suspending the offering of the Securities has been issued and no proceedings for such purposes have been instituted or threatened.

                  (y) At the time the Registration Statement became effective, the Registration Statement and the Prospectuses and each supplement thereto complied as to form in all material respects with the applicable requirements of the 1933 Act and the respective rules thereunder; and (except as specifically addressed by the matters set forth in paragraph 6 above) the Registration

         Statement at the date of its effectiveness did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectuses at their date and at the Closing Date did not contain or do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     We express no opinion other than as to the Federal laws of the United States of America.

     We are furnishing this opinion letter to you solely for your benefit. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                               Very truly yours,

                                   EXHIBIT B-2

               OPINION OF COUNSEL FOR THE FDIC SELLING STOCKHOLDER,
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)


     The  opinion of counsel  for the FDIC  Selling  Stockholder  referred to in
Section 5(c) shall be substantially to the following effect:

     1. Each of the U.S. Purchase Agreement and the International Purchase Agreement has been duly authorized, executed and delivered by the FDIC Selling Stockholder.

     2. The delivery by the FDIC Selling Stockholder to the Underwriters of the Securities being sold by the FDIC Selling Stockholder pursuant to each of the U.S. Purchase Agreement and the International Purchase Agreement against payment therefor as provided in the U.S. Purchase Agreement and the International
Purchase Agreement, respectively, will convey good and valid title to the Securities being sold to the Underwriters free and clear of all liens, encumbrances, security interests, restrictions and claims whatsoever.

     3. Neither the execution and delivery of the U.S. Purchase Agreement or the International Purchase Agreement nor the sale of the Securities by the FDIC Selling Stockholder, nor the consummation of the transactions contemplated in the U.S. Purchase Agreement or the International Purchase Agreement nor the fulfillment of the terms of the U.S. Purchase Agreement or the International Purchase Agreement has violated or will violate any provisions of law as administered by the FDIC to which the FDIC Selling Stockholder is subject.

     4. The FDIC Selling Stockholder has the statutory authority to execute each of the U.S. Purchase Agreement and the International Purchase Agreement pursuant to 12 U.S.C. ss. 1821a, and to sell, assign, transfer and deliver the Securities being sold by the FDIC Selling Stockholder pursuant to each of the U.S. Purchase Agreement and the International Purchase Agreement in the manner provided for in each of the U.S. Purchase Agreement and the International Purchase Agreement, to perform its obligation under each of the U.S. Purchase Agreement and the International Purchase Agreement and to take all other actions in connection therewith.

     5. No actions, suits or proceedings before or by any court or governmental agency, body or authority, or arbitrator are pending or, to the best of our knowledge, threatened or contemplated, seeking to prevent the sale of the Securities being sold by the FDIC Selling Stockholder pursuant to the U.S. Purchase Agreement or the International Purchase Agreement or the consummation of the U.S. Purchase Agree-ment or the International Purchase Agreement.

     6. To the best of my knowledge such parts of the Registration Statement and the Prospectuses comprising information under the caption "Selling Stockholders" which specifically relate to the FDIC Selling Stockholder (i) did not at the date the Registration Statement became effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) did not at the date of the Prospectuses and do not on the date hereof contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In rendering the opinion set forth in paragraph 1 above, I have with your permission assumed that each of the U.S. Purchase Agreement and the International Purchase Agreement has been duly authorized, executed and delivered by each of the respective parties thereto (other than the FDIC Selling Stockholder).

     In rendering the opinion set forth in paragraph 4 above, I have with your permission assumed that:

                  (x) The Registration Statement has become effective under the Act; any required filing of any Prospectus and any supplements thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement or suspending the offering of the Securities has been issued and no proceedings for such purposes have been instituted or threatened.

                  (y) At the time the Registration Statement became effective, the Registration Statement and the Prospectuses and each supplement thereto complied as to form in all material respects with the applicable requirements of the 1933 Act and the respective rules thereunder; and (except as specifically addressed by the matters set forth in paragraph 6 above) the Registration Statement at the date of its effectiveness did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectuses at their date and at the Closing Date did not contain or do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     I express no opinion other than as to the Federal laws of the United States of America.

     I am furnishing this opinion letter to you solely for your benefit. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                               Very truly yours,

                                   SCHEDULE A

                                                        Number of U.S.
Name of U.S. Underwriter                         Securities to be Purchased

Merrill Lynch, Pierce, Fenner & Smith
                Incorporated...................................3,462,325
Friedman, Billings, Ramsey & Co., Inc..........................3,462,324
Bear, Stearns & Co., Inc.......................................  230,000
Alex, Brown & Sons Incorporated................................  230,000
Credit Suisse First Boston Corporation.........................  230,000
Dean Witter Reynolds Inc.......................................  230,000
A.G. Edwards & Sons, Inc.......................................  230,000
Keefe, Bruyette & Woods, Inc...................................  230,000
Lehman Brothers Inc............................................  230,000
Montgomery Securities..........................................  230,000
J.P. Morgan Securities Inc.....................................  230,000
Morgan Stanley & Co. Incorporated..............................  230,000
PaineWebber Incorporated.......................................  230,000
Ragen MacKenzie Incorporated...................................  230,000
Smith Barney Inc...............................................  230,000
UBS Securities LLC ............................................  230,000
Wasserstein Perella Securities, Inc............................  230,000
Sanford C. Bernstein & Co., Inc................................  115,000
Dain Bosworth Incorporated.....................................  115,000
D. A. Davidson & Co............................................  115,000
Fox-Pitt, Kelton Inc...........................................  115,000
Hoefer & Arnett Incorporated...................................  115,000
Jensen Securities C............................................  115,000
Legg Mason Wood Walker, Incorporated...........................  115,000
Ormes Capital Markets, Inc.....................................  115,000
Pacific Crest Securities.......................................  115,000
Piper Jaffray Inc..............................................  115,000
Rodman & Renshaw, Inc..........................................  115,000
Ryan, Beck & Co................................................  115,000
Sandler O'Neill & Parnters L.P.................................  115,000
The Seidler Companies Incorporated.............................  115,000
Southeast Research Partners, Inc...............................  115,000
Sutro & Co. Incorporated.......................................  115,000
Utendahl Capital Partners, L.P.................................  115,000

Total.........................................................12,329,649


                                                    Sch A-1

                                   SCHEDULE B




                                                         Number of U.S.
Selling Stockholder                                  Securities to be Sold

FDIC Selling Stockholder

FSLIC Resolution Fund                                    11,831,339

Non-FDIC Selling Stockholders


     President and Fellows of Harvard College               271,055

     William E. Oberndorf                                    84,510

     Barry R. Jackson                                        63,382

     William P. Hallman, Jr.                                 32,770

     KHI Associates, L.P.                                    30,612

     26 Savings Associates, L.P.                             15,981
                                                    --------------------

                           Total                         12,329,649




                                     Sch B-1

                                   SCHEDULE C

                             WASHINGTON MUTUAL, INC.
                      12,329,649 Shares of Common Stock
                            (No Par Value Per Share)



                  1. The initial public offering price per share for the U.S. Securities, determined as provided in Section 2 of the U.S. Purchase Agreement, shall be $47.50.

                  2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $46.55, being an amount equal to the initial public offering price set forth above less an amount of $0.95 per share, representing the underwriting discount set forth on page 1 of the U.S. Prospectus.



                                     Sch C-1